EXHIBIT 10(K)

                       AGREEMENT AND ASSIGNMENT OF RIGHTS
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This  Agreement  and  Assignment  of  Rights  (the  "Agreement") is entered into effective as of the 1st day of February, 2003 (the "Effective Date"), by and between ACCORD HUMAN RESOURCES, INC. ("Accord"), an Oklahoma corporation, GREENLAND CORPORATION ("Greenland"), a Nevada corporation, and IMAGE TECHNOLOGIES CORPORATION ("I Tech"), a Delaware corporation.

                                   WITNESSETH

     WHEREAS, Greenland is a provider of Professional Employer Organization Services which include, but are not limited to, human resource consultants, payroll processing services, human resources management services, safety services, workers compensation, medical, dental, short term and long term disability coverages, and other employment related benefits products (collectively, "PEO Services");

WHEREAS, Accord is a provider of PEO Services to the persons or entities described on the attached Exhibit A (each, an "Existing Client") and Accord has previously provided PEO Services to the persons or entities described on the attached Exhibit B (each, a "Previous Client") (Existing Clients and Previous Clients are each sometimes referred to herein as an "Accord Client");

WHEREAS, benefits available to Existing Clients (the "Benefits") and union agreements applicable to Existing Clients ("Union Contracts") are described on the attached Exhibit C;

WHEREAS, pursuant to the terms of this Agreement, Accord desires to assign all of its rights and delegate certain of its obligations arising out of its relationship with the Existing Clients as a provider of PEO Services;

WHEREAS, pursuant to the terms of this Agreement, Greenland desires to acquire all rights and assume certain obligations of Accord arising under or related to the provision of PEO Services to the Existing Clients; and WHEREAS, I Tech owns a controlling interest in Greenland.

NOW THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby covenant and agree as follows:

1.     ASSIGNMENT  OF  CONTRACT  RIGHTS.
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1.1     ACCORD  hereby  irrevocably  assigns, conveys and transfers to Greenland all of its right, title, and interest in and to all of the rights and benefits arising under or out of Personnel Staffing Agreements with the Existing Clients as described on the attached Exhibit "A" (each, an (Accord Contract"). Greenland agrees to notify each Existing Client of this assignment within five
(5) days following the Effective Date. Such notification will be made in a form and manner approved by Accord, which shall not be unreasonably withheld or delayed.

1.2 INSURANCE AND BENEFIT CONTRACTS. Greenland shall obtain its own insurance policies and employee benefits programs which will provide coverage or benefits to the Existing Clients or employees of the Existing Clients, including but not limited to all workers' compensation policies, health, dental, vision, life and disability insurance or indemnity policies, retirement plans or other employee benefit plans or agreements.

2.     TRANSITION  PERIOD. For a period of sixty (60) days following the date of
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this  agreement, Accord agrees to provide reasonable assistance to Greenland and each Existing Client in the transition from Accord to Greenland as the provider of PEO Services.

3.     ASSUMPTION  OF  OBLIGATIONS  BY  GREENLAND. Greenland assumes all duties,
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liabilities,  and  obligations  of  Accord to each Existing Client, co-employee, governmental authority, and other third party accruing on or after the Effective Date and arising under or with respect to the Accord Contracts, including, by way of example but without limitation, the obligation to provide worker's compensation insurance and all Benefits , to pay all employment taxes and California Environmental Fees, and to perform all obligations under all applicable Union Contracts (collectively, the "Assumed Liabilities"). Greenland shall defend, indemnify and hold Accord harmless from and against any and all loss, liability, cost, claims, and expenses (including but not limited to attorneys fees) which directly or indirectly, either in whole or in part, arises out of or is related to any of the Assumed Liabilities. Accord retains exclusive responsibility for all duties, liabilities and obligations of Accord which accrued prior to the Effective Date (collectively, the "Retained Liabilities"). Accord shall defend, indemnify and hold Greenland harmless from and against any and all loss, liability, cost, claims, and expenses (including but not limited to attorneys fees) which directly or indirectly, either in whole or in part, arises out of or is related to any of the Retained Liabilities.

4.     PAYMENTS  BYGREENLAND.
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     4.1     COMMISSIONS.  Greenland  shall  pay  Accord  an  amount  ("Accord
Commission") equal to (25%) twenty-five percent of Gross Profits generated during a (3) three year period (the "Commission Period") beginning on the later to occur of February 1, 2003, or the date of Greenland's first payroll covering Existing Clients. Gross Profits shall mean an amount equal to Greenland's total billings to Clients and Previous Clients procured by Greenland on or after February 1, 2003, less wages paid to such client's employees and other direct employee costs, including but not limited to federal, state, and local income taxes, FICA, workers' compensation insurance and benefits paid with respect to such employees, and a payroll administration fee equal to the payroll administration fee currently charged to the Accord Clients, which in most cases is 1% of gross wages.

     4.2 PAYMENTS. The Accord Commissions shall be paid monthly, in arrears, on the 15th day of each month and shall be submitted with a monthly report of all Accord Clients and Gross Profits earned from each Accord Client. All past due amounts shall bear interest at the rate of 18% per annum from the due date until paid. Accord retains the right to access Greenland's books and records at reasonable times for the purpose of auditing the Accord Commissions

5.     SALES  AGENTS.     Greenland  shall,  within  ten (10) days following the
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Effective  Date,  enter  into  an  commission agreement with Joyce Anson and any other former Accord sales agent receiving commissions from Accord as of the Effective Date in connection with the Accord Contracts. Each such commission agreement shall provide for payment by Greenland to each such agent of sales commissions during the Commission Period equal to thirty percent (30%) of an amount equal to Gross Profits less the Accord Commission.

6.     ASSIGNMENT  BY  GREENLAND.  In  the  event  of  any  assignment  or other
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transfer  for  value  during  the  Commission  Period of Greenland's rights as a provider of PEO Services to any of the Accord Clients, Greenland shall pay to Accord an amount equal to the then present value of the remaining unpaid Accord Commissions with respect to such Accord Clients. The present value shall be determined based on the assumption that the Gross Profits generated during the payroll period immediately prior to the effective date of such transfer would, but for such transfer, continue throughout the remainder of the Commission Period.

7.     ACCORD  OFFICE  SPACE.Greenland  shall either assume Accord's obligations
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under  its  current  lease of California office space or sub-let such space from
Accord. Greenland acknowledges that the office is located at 3000 E. Birch, Suite 203, Brea, CA 92821 and includes 4725 square feet at the rate of $6725.00 per month through the remainder of December 31, 2003. Greenland shall advise Accord of its election within three (3) days following the Effective Date and the parties shall complete documentation of assignment or sublease in a commercially reasonable form within ten (10) days following the Effective Date. Greenland shall not be entitled to possession of such space until documentation is complete. Greenland shall defend, indemnify and hold Accord harmless from and against any and all loss, liability, cost, claims, and expenses (including but not limited to attorneys fees) which directly or indirectly, either in whole or in part, arises out of or is related to Accord's current lease and Greenland's occupancy and use of such space.

8.     TERM  OF  THE  AGREEMENT. The term of this Agreement shall commence as of
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the  Effective  Date  and shall expire upon payment of all amounts due to Accord hereunder.

9.     REPRESENTATIONS  AND  WARRANTIES.
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9.1     REPRESENTATIONS AND WARRANTIES OF ACCORD. Accord represents and warrants to Greenland that it has the requisite power and authority to execute, deliver and fully perform all of its obligations under this Agreement, and all other documents and instruments contemplated by this Agreement, according to their respective terms. Accord and the person(s) signing this Agreement on behalf of Accord in a representative capacity (such as an officer, general partner, manager or trustee of a party) each represent and warrant to Greenland that each person signing this Agreement on behalf of Accord in a representative capacity has obtained all organizational or other approvals necessary to vest him with actual authority to execute and deliver this Agreement on behalf of Accord and that upon execution of this Agreement by such person(s) on behalf of Accord in their stated representative capacity and delivery of this Agreement to Greenland, this Agreement will be a valid and binding obligation of and upon Accord which is fully enforceable according to its terms. Accord further represents and warrants to Greenland that the execution, delivery and performance of this Agreement, and any other documents or instruments contemplated by this Agreement (with or without the giving of notice, the lapse of time, or both), by Accord: (i) does not require the consent of any governmental or regulatory authority or any third party; (ii) will not conflict with any provision of Accord's organizational documents; and (iii) to the best of Accord's knowledge, will not conflict with, result in a breach of, or constitute a default under any law, ordinance, regulation, ruling, judgment, order or injunction of any court or governmental instrumentality to which Accord is a party or by which Accord is bound.

9.2 REPRESENTATIONS AND WARRANTIES OF GREENLAND. Greenland represents and warrants to Accord that it has the requisite power and authority to execute, deliver and fully perform all of its obligations under this Agreement, and all other documents and instruments contemplated by this Agreement, according to their respective terms. Greenland and the person(s) signing this Agreement on behalf of Greenland in a representative capacity (such as an officer, general partner, manager or trustee of a party) each represent and warrant to Accord that each person signing this Agreement on behalf of Greenland in a representative capacity has obtained all organizational or other approvals necessary to vest him with actual authority to execute and deliver this Agreement on behalf of Greenland and that upon execution of this Agreement by such person(s) on behalf of Greenland in their stated representative capacity and delivery of this Agreement to Accord, this Agreement will be a valid and binding obligation of and upon Greenland which is fully enforceable according to its terms. Greenland further represents and warrants to Accord that the execution, delivery and performance of this Agreement, and any other documents or instruments contemplated by this Agreement (with or without the giving of notice, the lapse of time, or both), by Greenland: (i) does not require the consent of any governmental or regulatory authority or any third party; (ii) will not conflict with any provision of Greenland's organizational documents; and (iii) to the best of Greenland's knowledge, will not conflict with, result in a breach of, or constitute a default under any law, ordinance, regulation, ruling, judgment, order or injunction of any court or governmental instrumentality to which Greenland is a party or by which Greenland is bound.

10.     CONFIDENTIALITY. Except as authorized by the other party, neither Accord
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nor  Greenland shall disclose the terms of this Agreement either during or after termination  of  this  Agreement.

11.     CONTRACT  MODIFICATION.  Except as otherwise provided in this Agreement,
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this  Agreement  may  only  be  modified,  amended, rescinded or terminated by a written agreement executed by all parties to this Agreement and no oral statement shall in any manner modify or otherwise affect the terms and conditions set forth herein.

12.     WAIVER.  Any  waiver  by  any party of a breach of any provision of this
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Agreement  shall  not  operate  as  or  be construed to be a waiver of any other breach of any other provision of this Agreement. Any waiver must be in writing. Failure by any party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

13.     CONTROLLING  LAW.  The  parties  agree  that  this  Agreement  will  be
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interpreted  and enforced under the laws of the State of Oklahoma, excluding any
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choice  of  law  rules  which  may  direct  the application of laws of any other jurisdiction.

14.     ASSIGNMENT  AND  DELEGATION.  The  parties  agree that neither party may
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assign  any  of  the benefits derived from this Agreement or delegate any of its obligations under this Agreement without the prior written consent of the other party which shall not be unreasonably withheld.

15.     AGREEMENT  BINDING  ON  SUCCESSORS  AND ASSIGNS. This Agreement shall be
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binding  upon  the  parties'  successors  and  permitted  assigns.

16.     SEVERABILITY.  Each  section,  subsection  and  lesser  section  of this
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Agreement constitutes a separate and distinct undertaking, covenant or provision hereof. In the event that any provision of this Agreement shall be determined to be invalid or unenforceable, such provision shall be deemed limited by construction in scope and effect to the minimum extent necessary to render the same valid and enforceable, and, in the event such a limiting construction is impossible, such invalid or unenforceable provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

17.     CONSTRUCTION.  In  the  event  an  ambiguity  or  question  of intent or
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interpretation  arises,  this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring either party by virtue of the authorship of any of the provisions of this Agreement.

18.     HEADINGS.  Any  paragraph heading, section heading, or caption herein is
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inserted  only  for convenience and is in no way to be construed as part of this
Agreement.

19.     DISPUTE  RESOLUTION. Any dispute between the parties arising out of this
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Agreement  will  be settled under binding arbitration to be held within Oklahoma
City, Oklahoma County, Oklahoma, in accordance with the American Arbitration Association Commercial Dispute Resolution Procedures. The prevailing party in any dispute under this Agreement will be awarded attorney fees and any court or arbitration costs incurred by it.

20.     COUNTERPARTS.  This  Agreement  may  be  executed  in  one  or  more
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counterparts,  each  of  which  shall  be  deemed  an original for all purposes.
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21.     SURVIVAL OF TERMS. The terms and provisions of Section 3 and Sections 10
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through  24  (inclusive)  shall  survive  any  termination or expiration of this
Agreement.

22.     ENTIRE  AGREEMENT.  This  Agreement constitutes the entire understanding
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between  Accord,  Greenland,  and I Tech with respect to its subject matter, and supersedes all prior written and oral proposals, understandings, agreements and representations, all of which are merged herein, including but not limited to the letter of intent, dated January 17, 2003 between Accord and Greenland's subsidiary, ExpertHR.

23.     GUARANTY.  I  Tech  guarantees  to  Accord  the  absolute,  complete and
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punctual performance of the obligations of Greenland contained in the Agreement,
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including,  without limitation, the payment of all sums now or hereafter owed by
Greenland hereunder. The obligation of I Tech hereunder is an absolute, unconditional, continuing guaranty of payment and will not terminate until Greenland has paid in full all amounts owing and performed all of Greenland's obligations under this Agreement. Accord may, at its option, proceed to enforce this guaranty directly against I Tech without first proceeding against Greenland or any other person liable for payment or performance under this Agreement. I Tech waives diligence, presentment, protest, notice of dishonor, demand for payment, notice of nonpayment or nonperformance, notice of acceptance of this guaranty and all other notices of any nature in connection with the exercise of Accord's rights under the Agreement or this guaranty. I Tech waives all rights to setoffs and counterclaims against Accord and any rights, which the I Tech might now or hereafter hold against Greenland. This Guaranty will be binding on I Tech and its successors and assigns and will inure to the benefit of Accord and its successors and assigns.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the Effective Date.

"Accord":

ACCORD  HUMAN  RESOURCES,  INC.,  an  Oklahoma  corporation

By:  ___________________________________________________
     Dale  Hageman,  President

"Greenland":
GREENLAND,  INC.,  a  Nevada  Corporation

By:  ___________________________________________________
          Tom  Beener,  CEO

"I  Tech":
IMAGING  TECHNOLGIES  CORPORATION,  a  Delaware  Corporation

By:  ___________________________________________________
Brian  Bonar,  CEO

                                    EXHIBIT A

                  ExpertHR Client List -As of January 28, 2003

                                 [CONFIDENTIAL]

                                    EXHIBIT B

        Expert HR Client Listing -Cancelled Clients (1/1/2002-12/31/2002)

                                 [CONFIDENTIAL]

                                    EXHIBIT C

            Summary of Benefit Plans Offered - As of January 28, 2003

                                 [CONFIDENTIAL]